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                                                                  EXHIBIT 99.A-1
                                                                      Form 8-K

                        AGREEMENT AND PLAN OF ACQUISITION

         THIS AGREEMENT AND PLAN OF ACQUISITION (this "Agreement") dated effective as of March 5, 1999, is made and entered into by and between TouchStone Software Corporation, a Delaware corporation ("TouchStone"), on the one hand, and each of the individuals and/or entities whose names appear on the signature page hereof, each of whom (individually, a "Seller", and collectively, the "Sellers") is the owner of shares of the capital stock of Unicore Software, Inc., a Massachusetts corporation (the "Company"), relating to the sale by the Sellers and the purchase by TouchStone of all of the issued and outstanding shares of the capital stock of the Company (the "Shares").

         WHEREAS, there currently are 100 Shares issued and outstanding, all of which are owned beneficially and of record by the Sellers, with the number of Shares owned by each Seller set forth opposite their respective names on the signature page hereof.

         WHEREAS, TouchStone desires to purchase the Shares from the Sellers, and the Sellers desire to sell the Shares to TouchStone, on the terms and subject to the conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Purchase and Sale of Shares. Subject to the terms and conditions hereof, at the Closing to be held in accordance with the provisions of Section 3 hereof, TouchStone agrees to purchase the Shares from the Sellers, and each of the Sellers agrees, severally and not jointly, to sell the Shares to TouchStone. It is the intention of the parties that the purchase of the Shares be accomplished through the merger (the "Merger") of the Company with and into a newly-to-be-formed and wholly-owned subsidiary of TouchStone, which will be the surviving corporation in the Merger (the "Surviving Corporation"), such that the acquisition will qualify as a "reorganization" within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended, with the Sellers to recognize taxable income at the Closing only on the amount of cash received by each pursuant to subsection 2(a) below (assuming that the balance of the consideration to be received by the Sellers consists of shares of TouchStone Common Stock as contemplated in subsection 2(b)(i) below).

         2. Purchase Price. As a consequence of the Merger, and as the aggregate purchase price to be paid by TouchStone to the Sellers as a group for the Shares (the "Purchase Price"), Sellers shall receive and be entitled to receive from TouchStone a total of $4,555,000, at the following times and in the manner indicated below:

              (a) Upon execution hereof, TouchStone shall place on deposit in the Attorney-Client Trust Account of Devine, Millimet & Branch, Professional Association, counsel to Sellers, the sum of $250,000, as a deposit against the cash portion of the Purchase Price payable as provided in this subsection 2(a) (the "Deposit"). At Closing, the Deposit shall be released to Sellers (without interest

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or deduction of any kind) and, in addition, Sellers shall receive from
TouchStone, in cash, by wire transfer or certified or cashier's check or checks, the sum of $955,000, with the amount of the cash to be received by each Seller at Closing set forth opposite their respective names on the signature page hereof;

              (b) Prior to the close of business on the date on which the Annual Meeting of the stockholders of TouchStone is held as provided in Section 8.5 below, the Sellers shall be entitled to receive from TouchStone the balance of $3,350,000, as follows:

                  (i) By issuance and delivery of an aggregate of 3,350,000 shares of the authorized but previously unissued Common Stock of TouchStone (the "TouchStone Common Stock"), provided that the stockholders of TouchStone have approved the issuance and delivery of the TouchStone Common Stock at the Annual Meeting; or

                  (ii) By payment in cash, by wire transfer or certified or cashier's check or checks, in the event that the stockholders of TouchStone do not approve the issuance and delivery of the TouchStone Common Stock at the Annual Meeting.

              (c) The respective number of shares of TouchStone Common Stock, or the additional amount of cash, to be delivered and paid to each Seller pursuant to subsections 2(b(i) and (ii) )is set forth opposite their respective names on the signature page hereof. In the event that, subsequent to the execution hereof but prior to the date on which TouchStone Common Stock is issued to the Sellers, the outstanding shares of TouchStone's Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or public offering, or any other change in TouchStone's capitalization shall have occurred (a "Recapitalization", as the case may be), then an appropriate and proportionate adjustment shall be made to the number of shares of TouchStone Common Stock to be received by the Sellers such that the Sellers shall receive the equivalent equity interest in TouchStone that the Sellers would have received had the shares of TouchStone Common Stock issuable to them hereunder actually been issued immediately prior to such Recapitalization.

         3. Closing. The Closing shall take place at the offices of TouchStone in Huntington Beach, California, at 5:00 p.m., local time, on March 5, 1999 (the "Closing Date"), or at such other time, date and place as may be mutually agreed upon in writing by the parties hereto. If the Closing fails to occur by March 5 At the close of business on the date of the Annual Meeting, upon written notice from the Company and Pierre A. Narath, on behalf of the Sellers, that the balance of the Purchase Price is to be paid, 1999, or by such later date to which the Closing may be extended as provided hereinabove, for any reason other than as provided in Sections 6.7 and 6.8 below, this Agreement shall automatically terminate, the full amount of the Deposit shall promptly be released and returned to TouchStone (on the next business day, without interest or deduction of any kind), all parties shall pay their own expenses incurred in connection herewith, and neither TouchStone nor any of the Sellers shall have any further obligations hereunder; provided, however, that no such termination shall constitute a waiver by either TouchStone or any of the Sellers who is not in default of any of its respective representations, warranties or covenants herein, of any rights or remedies it might have at law if the other is in default of any of its respective representations, warranties or covenants under this Agreement.


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         At the Closing, TouchStone shall pay the cash portion of the Purchase
Price as provided in Section 2(a) above, and the parties shall execute and deliver and cause to be filed in all applicable jurisdictions the Agreement of Merger set forth as Exhibit A attached hereto, with such changes thereto as the parties executing and delivering the same shall approve, such approval to be conclusively evidenced by the execution and delivery thereof. At the Closing, as a consequence of the Merger, TouchStone shall acquire good and valid title in and to the Shares, free and clear of all liens, and the Sellers, as a group, shall become entitled to receive the aggregate Purchase Price specified in
Section 2 above. At the Closing, there shall also be delivered to Sellers and TouchStone the certificates and other contracts, documents and instruments to be delivered under Sections 7.3 and 7.4 hereof.

         4. Representations and Warranties of Sellers. Sellers hereby jointly and severally represent and warrant to, and covenant with, TouchStone as follows (it being acknowledged that TouchStone is entering into this Agreement in material reliance upon each of the following representations and warranties, and that the truth and accuracy in all material respects of each of which constitutes a condition precedent to TouchStone's obligations hereunder):

              4.1 Organization and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, and is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction where the failure to be so qualified would have a materially adverse effect upon the Company. The Company has all requisite corporate power and authority to conduct its business as now being conducted and to own and lease the properties which it now owns and leases. The Articles of Organization of the Company, as amended to date, certified by the Secretary of State of the Commonwealth of Massachusetts, and the bylaws of the Company, as amended to date, certified by the Clerk of the Company, which have previously been provided to TouchStone by or on behalf of Sellers, are true and complete copies thereof as currently in effect.

              4.2 Authorizations. This Agreement, and each and every other agreement, document and instrument to be executed by Sellers, or any of them, in connection herewith, has been effectively authorized by all necessary action on the part of each of the Sellers, has been duly and validly executed and delivered by each of the Sellers and constitutes a legal, valid and binding obligation of each Seller, enforceable against each Seller in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general application relating to or affecting creditors' rights and to general equity principles.

              4.3 Capitalization of the Company. The authorized capital stock of the Company consists of 200,000 shares of Common Stock, without par value. As of the date hereof, 100 shares of such Common Stock are issued and outstanding, all of which are owned, beneficially and of record, by the Sellers. Except as may be disclosed in the Disclosure Letter delivered by Sellers to TouchStone contemporaneously with this Agreement ("Sellers' Disclosure Letter"), all of such shares are free and clear of (i) any lien, charge, mortgage, pledge, conditional sale agreement, or other encumbrance


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of any kind or nature whatsoever, and (ii) any claim as to ownership thereof or any rights, powers or interest therein by any third party, whether legal or beneficial, and whether based on contract, proxy or other document or otherwise. The delivery of a certificate or certificates at the Closing representing the Shares in the manner provided in Section 2 above will transfer to TouchStone good and valid title to the Shares, free of any liens, encumbrances and claims of third parties. As of the date hereof, except as expressly set forth hereinabove, there are no warrants, options, calls, commitments or other rights to subscribe for or to purchase from the Company any capital stock of the Company or any securities convertible into or exchangeable for any shares of capital stock of the Company, or any other securities or agreements pursuant to which the Company is or may become obligated to issue any shares of its capital stock, nor is there outstanding any commitment, obligation or agreement on the part of the Company to repurchase, redeem or otherwise acquire any of the outstanding shares of its capital stock.

              4.4 No Conflicts. Except as set forth in Sellers' Disclosure Letter, neither the execution and delivery of this Agreement, nor the consummation by Sellers of any of the transactions contemplated hereby, or compliance with any of the provisions hereof, will (i) conflict with or result in a breach of, violation of, or default under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, license, lease, credit agreement or other agreement, document, instrument or obligation to which any Seller or the Company is a party or by which any of their respective assets or properties may be bound, which breach, violation or default reasonably could be expected to have a material adverse effect on the Company, or (ii) violate any judgment, order, injunction, decree, statute, rule or regulation applicable to any Seller or the Company, or any of the assets or properties of either of them. Except as set forth in Sellers' Disclosure Letter, no authorization, consent or approval of any public body or authority is necessary for the consummation by Sellers of the transactions contemplated by this Agreement.

              4.5 Financial Statements. Attached hereto as Exhibit B are the unaudited financial statements of the Company and its predecessor operations for each of the two years ended December 31, 1997 and 1998, consisting of balance sheets as of such dates and the related income statements for each of the years then ended. The Company's balance sheet as of December 31, 1998 is herein referred to as the Balance Sheet, and such financial statements are herein sometimes collectively referred to as the "Financial Statements." The Financial Statements (i) are derived from the books and records of the Company, which books and records have been consistently maintained in a manner which reflects, and such books and records do fairly and accurately reflect in all material respects, the assets and liabilities of the Company, and (ii) fairly and accurately present in all material respects the financial condition of the Company on the respective dates of such statements and the results of its operations for the periods indicated, except as may be disclosed in the footnotes set forth therein or in Sellers' Disclosure Letter.

              4.6 Absence of Undisclosed Liabilities. Except as and to the extent reflected or reserved against in the Balance Sheet or set forth in Sellers' Disclosure Letter, the Company has no liability or obligation (whether accrued, to become due, contingent or otherwise) which individually or in the aggregate reasonably could be expected to have a materially adverse effect on the business, assets, condition (financial or otherwise) or prospects of the Company.


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              4.7 Absence of Certain Developments. Except as set forth in
Sellers' Disclosure Letter, since the date of the Balance Sheet there has been
(i) no declaration, setting aside or payment of any dividend or other distribution with respect to the capital stock of the Company or redemption, purchase or other acquisition of any capital stock of the Company, or any split-up or other recapitalization relative to any capital stock of the Company or any action authorizing or obligating the Company to do any of the foregoing;
(ii) no loss, destruction or damage to any material property or asset of the Company, whether or not insured; (iii) no acquisition or disposition of assets (or any contract or arrangement therefor), or any other transaction by the Company otherwise than for fair value and in the ordinary course of business;
(iv) no discharge or satisfaction by the Company of any material lien or encumbrance or payment of any material obligation or liability (absolute or contingent) other than current liabilities shown on the Balance Sheet, or current liabilities incurred since the date thereof in the ordinary course of business, (v) no sale, assignment or transfer by the Company of any of its tangible or intangible assets except in the ordinary course of business, cancellation by the Company of any debts, claims or obligations, or mortgage, pledge, subjection of any assets to any lien, charge, security interest or other encumbrance, or waiver by the Company of any rights of value which, in any such case, is material to the business of the Company; (vi) no payment by the Company of any bonus to or change in the compensation of any director, officer or employee, whether directly or by means of any bonus, pension plan, contract or commitment; (vii) no write-off or material reduction in the carrying value of any asset which is material to the business of the Company; (viii) no disposition or lapse of rights as to any intangible property which is material to the business of the Company; (ix) except for ordinary travel advances, no loans or extensions of credit to shareholders, officers, directors or employees of the Company, (x) no agreement to do any of the things described in this
Section 4.7, and (xi) no materially adverse change in the condition (financial or otherwise) of the Company or in its assets, liabilities, properties, business or prospects.

              4.8 Real Property. Sellers' Disclosure Letter contains a complete and accurate description of each parcel of real property owned by or leased to and occupied by the Company. The buildings and all fixtures and improvements located on such real property are in good operating condition in all material respects, ordinary wear and tear excepted. The Company is not in violation of any material zoning, building or safety ordinance, regulation or requirement or other law or regulation applicable to the operation of leased properties, and the Company has not received any notice of violation with which it has not complied. The Company has valid leasehold interests in all such real property, free and clear of all liens, mortgages, encumbrances, easements, leases, restrictions and claims of any kind on such leasehold interests whatsoever, except for (i) those matters shown on Sellers' Disclosure Letter; (ii) liens for taxes and tax assessments not yet due and payable; and (iii) mechanics' or similar liens for materials or services furnished or to be furnished after the date hereof. All leases of real property to which the Company is a party and which are material to the business of the Company are fully effective in accordance with their respective terms and afford the Company peaceful and undisturbed possession of the subject matter of the lease, and there exists no default on the part of the Company or termination thereof, except as may be set forth in Sellers' Disclosure Letter.

              4.9 Tangible Personal Property. Sellers' Disclosure Letter sets forth a complete list of all items of tangible personal property owned or leased and used by the Company in the current conduct of its business, where the original cost was in excess of $1,000. Except as set forth on Sellers' Disclosure Letter, the Company has, and at the Closing will have, good and marketable title to, or


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in the case of leased equipment a valid leasehold interest in, and is in possession of, all such items of personal property owned or leased by it, free and clear of all material title defects, mortgages, pledges, security interests, conditional sales agreements, liens, restrictions or encumbrances whatsoever. Included in Sellers' Disclosure Letter is a list of all outstanding equipment leases and maintenance agreements to which the Company is a party as lessee and which individually provide for future lease payments in excess of $500 per month, with the identities of the other parties to all such leases and agreements shown thereon. All leases of tangible personal property to which the Company is a party and which are material to the business of the Company are fully effective in accordance with their respective terms, and there exists no default on the part of the Company or termination thereof, except as may be set forth on Sellers' Disclosure Letter. Each item of capital equipment reflected in the Balance Sheet which is used in the current conduct of the Company's business is, and on the date of the Closing will be, in good operating and usable condition and repair, ordinary wear and tear excepted, and is and will be suitable for use in the ordinary course of the Company's business and fit for its intended purposes, except as may be set forth on Sellers' Disclosure Letter.

              4.10 Taxes. Except as set forth in Sellers' Disclosure Letter, the Company has duly filed any and all federal, state, county and local tax returns required to have been filed by it in those jurisdictions where the nature or conduct of its business requires such filing and where the failure to so file would be materially adverse to the Company. Copies of any and all such tax returns have been made available for inspection by TouchStone prior to the execution hereof. All federal, state, county and local taxes, including but not limited to those taxes due with respect to the Company's properties, income, gross receipts, excise, occupation, franchise, permit, licenses, sales, payroll, and inventory due and payable as of the date of the Closing by the Company have been paid. Except as set forth in Seller's Disclosure Letter, the amounts reflected in the Balance Sheet as liabilities or reserves for taxes which are due but not yet payable is sufficient for the payment of all accrued and unpaid taxes of the types referred to hereinabove. No consent to the application of
Section 341(f)(2) of the Internal Revenue Code of 1986, as amended, has been filed with respect to the Company.

              4.11 Accounts Receivable. The accounts receivable reflected in the Balance Sheet constituted all accounts receivable of the Company as of the date thereof, other than accounts receivable fully written off as uncollectible as of such date. All such accounts receivable arose from valid sales, were recorded in the ordinary course of business and, to the knowledge of Sellers, are not subject to any set-off or counter claim, except as set forth in Sellers' Disclosure Letter. Such accounts receivable have been collected in full since the date of the Balance Sheet or, to the knowledge of Sellers, are collectible at their full respective amounts (net of allowance for doubtful accounts established in accordance with consistently applied prior practice). Based upon the prior experience of the Company, the "allowance for doubtful accounts" shown on the Balance Sheet is sufficient to cover all doubtful accounts.

              4.12 Inventories. The Company has, and on the Closing Date will continue to have, good and marketable title to all of its inventories of raw materials, work-in-process and finished goods, including models and samples, free and clear of all security interests, liens, claims and encumbrances, except as set forth in Sellers' Disclosure Letter. All such inventories consist of items that are usable and salable in the ordinary course of business of the Company for an amount at least equal to the


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book value thereto, plus the costs of disposition thereof, and represent quantities not in excess of one year's requirements for its business as currently conducted.

              4.13 Contracts and Commitments. The Company has no contract, agreement, obligation or commitment, written or oral, expressed or implied, which involves a commitment or liability in excess of $1,000 or for a term of more than 6 months (other than obligations which are included in accounts payable), and no union contracts, employee or consulting contracts, financing agreements, debtor or creditor arrangements, licenses, franchise, manufacturing, distributorship or dealership agreements, leases, or bonus, health or stock option plans, except as described in Sellers' Disclosure Letter. True and complete copies of all such contracts and other agreements listed on Sellers' Disclosure Letter have been made available to TouchStone prior to the execution hereof. As of the date hereof, to the knowledge of Sellers there exists no circumstances which would affect the validity or enforceability of any of such contracts and other agreements in accordance with their respective terms. The Company has performed and complied in all material respects with all obligations required to be performed by it to date under, and is not in default (without giving effect to any required notice or grace period) under, or in breach of, the terms, conditions or provisions of any of such contracts and other agreements. Except as set forth in Sellers' Disclosure Letter, the validity and enforceability of any contract or other agreement described herein has not been and shall not in any manner be affected by the execution and delivery of this Agreement without any further action, which effect reasonably could be expected to have a material adverse effect on the Company. To Seller's knowledge, the Company has no contract, agreement, obligation or commitment which requires or will require future expenditures (including internal costs and overhead) in excess of reasonably anticipated receipts, nor which is likely to be materially adverse to the Company's business, assets, condition (financial and otherwise) or prospects.

              4.14 Patents, Trade Secrets and Customer Lists. The Company does not have any patents, applications for patents, trademarks, applications for trademarks, trade names, licenses or service marks relating to the business of the Company, except as set forth in Sellers' Disclosure Letter, nor does any present or former shareholder, officer, director or employee of the Company own any patent rights relating to any products manufactured, rented or sold by the Company. Except as disclosed in Sellers' Disclosure Letter, to the best of Sellers' knowledge, the Company has the unrestricted right to use, free and clear of any claims or rights of others, all trade secrets, customer lists, and manufacturing and secret processes reasonably necessary to the manufacture and marketing of all products made or proposed to be made by the Company and, to the best of Sellers' knowledge, the continued use thereof by the Company following the Closing will not conflict with, infringe upon, or otherwise violate any rights of others. The Company has not used and is not making use of any confidential information or trade secrets of any present or past employee of the Company.

              4.15 No Pending Litigation or Proceedings. Except as set forth in Sellers' Disclosure Letter, there are no actions, suits or proceedings pending or, to the knowledge of Sellers, threatened against or affecting the Company (including actions, suits or proceedings where liabilities may be adequately covered by insurance) at law or in equity or before or by any federal, state, municipal or other governmental department, commission, court, board, bureau, agency or instrumentality, domestic or foreign, or, to the knowledge of Sellers, affecting any of the shareholders, officers or directors of the Company in connection with the business, operations or affairs of the Company, in each case which reasonably could be expected to result in any material adverse change in the business,


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properties or assets, or in the condition (financial or otherwise) or prospects of the Company, or which question or challenge the sale of the Shares by Sellers to TouchStone. Except as disclosed in Sellers' Disclosure Letter, the Company has not been subjected to, or to the best of Sellers' knowledge threatened with, any action, suit, proceedings or claim (including actions, suits, proceedings or claims where its liabilities may be adequately covered by insurance) for personal injuries allegedly attributable to products sold or services performed by the Company asserting a particular defect or hazardous property in any of the Company's products, services or business practices or methods, nor has the Company been a party to or, to the best of Sellers' knowledge threatened with, proceedings brought by or before any federal or state agency; and Sellers have no knowledge of any defect or hazardous property, claimed or actual, in any such product, service or business practice or method. The Company is not subject to any voluntary or involuntary proceeding under the United States Bankruptcy Code and has not made an assignment for the benefit of creditors.

              4.16 Insurance. The Company maintains insurance with reputable insurance companies on such of its equipment, tools, machinery, inventory and properties as it deems necessary, and maintains products and personal liability insurance, and such other insurance against hazards, risks and liability to persons and property as it deems necessary. A true and complete listing and general description of each of the Company's insurance policies as currently in force is set forth in Sellers' Disclosure Letter. All such insurance policies currently are, and through the Closing shall be, in full force and effect.

              4.17 Arrangements with Personnel. Except as set forth in Sellers' Disclosure Letter, no stockholder, director, officer or employee is presently a party to any transaction with the Company, including without limitation any contract, loan or other agreement or arrangement providing for the furnishing of services by, the rental of real or personal property from or to, or otherwise requiring loans or payments to, any such stockholder, director, officer or employee, or to any member of the family of any of the foregoing, or to any corporation, partnership, trust or other entity in which any stockholder, director, officer or employee or any member of the family of any of them has a substantial interest or is an officer, director, trustee, partner or employee. There is set forth in Sellers' Disclosure Letter a list showing (i) the name, title, date and amount of last compensation increase, and aggregate compensation, including amounts paid or accrued pursuant to any bonus, pension, profit sharing, commission, deferred compensation or other plans or arrangements in effect as of the date of this Agreement, of each officer, employee, agent or contractor of the Company whose salary and other compensation, in the aggregate, received from the Company or accrued is at an annual rate (or aggregated for the most recently completed fiscal year) in excess of $25,000 as well as any employment agreements relating to any such persons; (ii) all powers of attorney from the Company to any person or entity; (iii) the name of each person or entity authorized to borrow money or incur or guarantee indebtedness on behalf of the Company; and (iv) all bank and savings accounts, and other accounts at similar financial institutions, of the Company.

              4.18 Labor Relations. Except as set forth in Sellers' Disclosure Letter, the Company has no obligations under any collective bargaining agreement or other contract with a labor union, under any employment contract or consulting agreement, or under any executive's compensation plan, agreement or arrangement nor, to Seller's knowledge, is any union, labor organization or group of employees of the Company presently seeking the right to enter into collective bargaining with the Company on behalf of any of its employees. The Company has made available to TouchStone a copy


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of all written personnel policies, including without limitation vacation, severance, bonus, pension, profit sharing and commissions policies, applicable to any of the Company's employees.

              4.19 Absence of Questionable Payments. Neither the Company nor, to the knowledge of Sellers, any shareholder, director, officer, agent, employee, consultant or other person associated with or acting on behalf of any of them, has (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) made any direct or indirect unlawful payments to governmental officials or others from corporate funds, engaged in any payments or activity which would be deemed a violation of the Foreign Corrupt Practices Act or rules or regulations promulgated thereunder, or (c) established or maintained any unlawful or unrecorded accounts.

              4.20 Compliance with Laws. Except as set forth in Sellers' Disclosure Letter, the Company holds all licenses, franchises, permits and authorizations necessary for the lawful conduct of its business as presently conducted, has complied with all applicable statutes, laws, ordinances, rules and regulations of all governmental bodies, agencies and subdivisions having, asserting or claiming jurisdiction over it, with respect to any part of the conduct of its business and corporate affairs, where the failure to so hold or comply reasonably could be expected to have a material adverse affect upon the Company's condition (financial or otherwise), business, assets, properties or prospects.

              4.21 Environmental Matters. Neither the Company nor, to the knowledge of Sellers, any previous owner, tenant, occupant, user or operator of any of the real property owned, leased or otherwise occupied by the Company, used, generated, manufactured, installed, released, discharged, stored or disposed of any "Hazardous Materials," as defined below, on, under, in or about the site of such real property, except as set forth in Sellers' Disclosure Letter. To the knowledge of Sellers, all such real property complies with all applicable Federal, state and local laws, ordinances and regulations pertaining to air and water quality, Hazardous Materials, waste, disposal or other environmental matters, including the Clean Water Act, the Clean Air Act, the Federal Water Pollution Control Act, the Solid Waste Disposal Act, the Resource Conservation Recovery Act, the Comprehensive Environmental Response, Compensation, and Liability Act, and the rules, regulations and ordinances of the State of Massachusetts and any and all administrative agencies thereof, the city and county in which such real property is located, the Environmental Protection Agency and all other applicable Federal, state, regional and local agencies and bureaus, except where the failure to comply with such laws, ordinances and regulations could reasonably not be expected to have a material adverse effect on the Company. The term "Hazardous Materials" shall mean any substance, material or waste which is regulated by any local government authority, the Commonwealth of Massachusetts, or the United States Government, including, without limitations, any mater or substance which is (a) defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste" or "restricted hazardous waste" under any provision of California law, (b) petroleum, (c) asbestos, (d) designated as a "hazardous substance" pursuant to section 311 of the Clean Water Act or listed pursuant to
Section 307 of the Clean Water Act, (e) defined as a "hazardous waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act.

              4.22 Relationships with Customers and Suppliers. No present customer or substantial supplier to the Company has indicated to the Company or the Sellers an intention to terminate or materially and adversely alter its existing business relationship therewith, and none of the Sellers has any knowledge that any of the present customers of or substantial suppliers to the Company intends to do so.

              4.23 Brokerage. Except as set forth in Sellers' Disclosure Schedule, neither any of the Sellers nor the Company has any obligation to any person or entity for brokerage commissions, finder's fees or similar compensation in connection with the transactions contemplated by this Agreement, and Sellers shall jointly and severally indemnify and hold TouchStone harmless against any liability or expenses arising out of such a claim asserted against either TouchStone or the Company by any party.

              4.24 Disclosure. Neither this Agreement, Sellers' Disclosure Schedule, nor any certificate, exhibit, or other written document attached hereto or furnished to TouchStone by or on behalf of the Sellers or the Company in connection with the transactions contemplated by this Agreement contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to be stated in order to make the statements contained herein or therein not misleading. Neither Sellers nor the Company has any knowledge of any fact which has not been disclosed in writing to TouchStone which may reasonably be expected to materially and adversely affect the business, properties, operations, and/or prospects of the Company or the ability of Sellers to perform all of the obligations to be performed by Sellers under this Agreement and/or any other agreement between TouchStone and Sellers and/or the Company to be entered into pursuant to any provision of this Agreement.

              4.25 Investment Representation. Each Seller has the knowledge and experience in business and financial matters to meaningfully evaluate the merits and risks of the purchase and acquisition of the TouchStone Common Stock in exchange and consideration for the Shares owned by such Seller as contemplated hereby. Each Seller acknowledges that the shares of TouchStone Common Stock to be issued to such Seller in the transactions contemplated hereby will be issued by TouchStone without registration or qualification or other filings being made under the Federal Securities Act of 1933, as amended, or the securities or "blue sky" laws of any state, in reliance upon specific exemptions therefrom, and in furtherance thereof each Seller represents that the shares of TouchStone Common Stock to be received by such Seller will be taken for such Seller's own account for investment, with no present intention of a distribution or disposition thereof to others. Each Seller agrees that the certificate(s) representing the shares of the TouchStone Common Stock issued to such Seller shall be subject to a stop-transfer order and shall bear a restrictive legend, in substantially the following form:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), ARE "RESTRICTED SECURITIES," AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR IN A TRANSACTION WHICH, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, IS NOT REQUIRED TO BE REGISTERED UNDER THE ACT."

         5.  REPRESENTATIONS AND WARRANTIES OF TOUCHSTONE

         TouchStone represents and warrants to Sellers as follows (it being acknowledged and agreed that Sellers are entering into this Agreement in material reliance upon each of the following representations and warranties, and that the truth and accuracy in all material respects of each of which constitutes a condition precedent to the obligations of Sellers hereunder):

              5.1 Organization and Corporate Power. TouchStone is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power, corporate or otherwise, legal capacity and authority to perform the obligations to be performed by TouchStone under this Agreement, and to execute, deliver and perform all attendant documents and instruments and to consummate the transactions herein contemplated, including all attendant acts.

              5.2 Authorizations. The execution and delivery of this Agreement and all attendant documents, and the consummation by TouchStone of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary action, corporate and otherwise, and no other proceedings are necessary to authorize this Agreement and all attendant documents and the transactions contemplated thereby and hereby. This Agreement constitutes the legal, valid and binding act of TouchStone and is enforceable with respect to TouchStone in accordance with its terms, except as enforcement hereof may be limited by bankruptcy, insolvency, reorganization, priority, or other laws relating to or affecting generally the enforcement of creditors rights or by laws affecting generally the availability of equitable remedies.

              5.3 No Conflicts. Neither the execution and delivery by TouchStone nor the consummation by TouchStone of the transactions contemplated by this Agreement and all attendant documents, nor compliance by TouchStone with any of the provisions thereof or hereof, will (i) conflict with or result in a breach or violation of, or default under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, license, agreement or other instrument or obligation (including, without limitation, its Certificate of Incorporation and bylaws) to which TouchStone is a party or by which it is bound, which breach, violation or default reasonably could be expected to have a material adverse effect on TouchStone, or (ii) violate any judgment, order, injunction, decree, statute, rule or regulation applicable to TouchStone or any of its properties or assets.

              5.4 Consents. No governmental consents, approvals or authorizations, and no consents or approvals by any third party, are required to be obtained by TouchStone, and no registration or declarations are required to be filed by TouchStone, in connection with the execution and delivery of this Agreement and all attendant documents or the consummation of the transactions contemplated hereby and thereby.

              5.5 No Pending Material Litigation or Proceedings. Except as disclosed in the SEC Documents referred to in Section 5.7 below or as may be set forth in Disclosure Letter delivered by TouchStone to Sellers contemporaneously with this Agreement (the "TouchStone Disclosure Letter"), there are no actions, suits or proceedings pending or, to TouchStone's knowledge, threatened, against or affecting TouchStone (including actions, suits or proceedings where liabilities may be adequately covered by insurance) at law or in equity or before or by any federal, state, municipal or other governmental department, commission, court, board, bureau, agency or instrumentality, domestic or foreign, which reasonably could be expected to result in any material adverse change in the business, properties or assets, or in the condition (financial or otherwise) or prospects of TouchStone, or which might prevent the purchase of the Shares by TouchStone from Sellers pursuant to this Agreement or the performance by TouchStone of any of the obligations to be performed by TouchStone hereunder.

              5.6 Capitalization. The authorized capital stock of TouchStone consists of 20,000,000 shares of TouchStone Common Stock and 3,000,000 shares of preferred stock, $.001 par value. As of the date hereof, there are 7,963,060 shares of TouchStone Common Stock outstanding, and no shares of preferred stock have been issued or are outstanding. In addition, there are currently outstanding options and warrants to purchase from TouchStone an aggregate of 1,798.808 shares of TouchStone Common Stock. Except as expressly set forth herein above, there are no warrants, options, calls, commitments or other rights to subscribe for or to purchase from TouchStone any capital stock of TouchStone or any securities convertible into or exchangeable for any shares of capital stock of TouchStone, or any other securities or agreements pursuant to which TouchStone is or may become obligated to issue any shares of its capital stock, nor is there outstanding any commitment, obligation or agreement on the part of TouchStone to repurchase, redeem or otherwise acquire any of the outstanding shares of its capital stock. The TouchStone Common Stock is registered under
Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and traded in The Nasdaq National Market under the symbol "TSSW." The shares of TouchStone Common Stock issued and outstanding as of the date hereof have been, and all of the Shares of TouchStone Common Stock to be issued and delivered to Sellers, if any, when issued will be, duly authorized and validly issued, and are and will be fully paid and non-assessable, under the laws of the State of Delaware.

              5.7 Reports Under the Exchange Act. Since January 1, 1996, TouchStone has filed with the Securities and Exchange Commission (the "SEC") on a timely basis all reports and other information which TouchStone has been required to file under the Exchange Act. TouchStone has made available to each Seller accurate and complete copies of each report, proxy statement, information statement or schedule, together with all amendments thereto, that were required to be filed by TouchStone with the SEC under the Exchange Act since January 1, 1996 (the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the applicable requirements of the Exchange Act, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were or are made, not misleading. Except as disclosed in the TouchStone Disclosure Schedule, there has been no material adverse change in the business, properties or assets, or in the condition (financial or otherwise) or prospects of TouchStone since September 30, 1998.

              5.8 Disclosure. Neither this Agreement, the TouchStone Disclosure Schedule, nor any certificate, exhibit, or other written document attached hereto or furnished to Sellers by or on behalf of TouchStone in connection with the transactions contemplated by this Agreement contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to be stated in order to make the statements contained herein or therein not misleading. TouchStone has no knowledge of any fact which has not been disclosed in writing to Sellers which may reasonably be expected to materially and adversely affect the business, properties, operations and/or prospects of TouchStone or the ability of TouchStone to perform all of the obligations to be performed by TouchStone under this Agreement and/or any other agreement between TouchStone and any of the Sellers to be entered into pursuant to any provision of this Agreement.

              5.9 Brokerage. TouchStone has no obligation to any person or entity for brokerage commissions, finder's fees or similar compensation in connection with the transactions contemplated by this Agreement, and shall indemnify and hold the Sellers harmless against any liability or expenses arising out of such a claim asserted against any of the Sellers by any party.

              5.10 Purchase for Investment. TouchStone, through its current officers and directors, has the knowledge and experience in business and financial matters to meaningfully evaluate the merits and risks of the issuance of TouchStone Common Stock in exchange and consideration for the Shares as contemplated hereby. TouchStone understands and acknowledges that the Shares were originally issued to the Sellers, and will be sold and transferred to TouchStone, without registration or qualification under the Securities Act of 1933, as amended, or any applicable state securities or "blue sky" law, in reliance upon specific exemptions therefrom, and in furtherance thereof TouchStone represents that the Shares will be taken and received by TouchStone for its own account for investment, with no present intention of a distribution or disposition thereof to others.

         6.  COVENANTS OF THE PARTIES PRIOR TO THE CLOSING

         Sellers and TouchStone hereby covenant to and agree with the other that between the date hereof and the Closing:

              6.1  Access to Properties and Records.

                  (a) Each party shall give, or cause to be given, to the other and its authorized representatives full access, during reasonable business hours, in such a manner as not unduly to disrupt normal business activities, to any and all of such party's premises, properties, contracts, books, records and affairs (including in the case of Sellers, the Company's premises, properties, contracts, books, records and affairs), and will furnish or cause to be furnished any and all data and information pertaining to its business that the other party may from time to time reasonably require.

                  (b) Unless and until the transactions contemplated by this Agreement have been consummated, each party and its representatives shall hold in confidence all information so obtained, will not use such information except in connection with this Agreement, and if the transactions contemplated hereby are not consummated will return all documents hereinabove referred to and obtained therefrom, and all copies thereof and notes relating thereto. Such obligation of confidentiality shall not extend to any information which as shown to have been previously (i) known to the party (except for information which was delivered to the party by the other in confidence prior to the execution of this Agreement), (ii) generally known to others engaged in the trade or business of the other party, (iii) part of public knowledge or literature, or (iv) lawfully received by the party from a third party not under a duty of confidentiality. Without limiting the generality of the foregoing, it is understood and agreed that certain information disclosed by each party to the other, or their respective representatives, may constitute "material inside information" that has not previously been disclosed to the public generally. Each party acknowledges that it and its representatives are aware of the restrictions on the use of such information imposed by federal and state securities laws, agrees to comply and cause its representatives to comply with such restrictions, and agrees to indemnify and hold the other party and each of its directors, officers and employees free and harmless from any and all liability, cost or expense that any of them may incur or suffer by reason of any breach by the indemnifying party or any of its authorized representatives of any of such restrictions. From and after the date hereof and until the Closing or termination hereof, neither party, nor any of their respective officers, directors, principal shareholders or other representatives, shall purchase or sell, directly or indirectly, in the public marketplace or otherwise, any securities of the other party.

              6.2 Corporate Existence, Rights and Franchises. TouchStone, on the one hand, and Sellers, on the other hand, shall take all necessary actions to maintain, or cause to be maintained, in full force and effect, the corporate existence, rights, franchises and good standing of TouchStone and the Company, as the case may be. No change shall be made in the charter documents of either TouchStone or the Company.

              6.3 Insurance. Sellers shall take all necessary actions to cause the Company to maintain in force until the Closing all of its existing insurance policies, subject only to variations in amounts required by the ordinary operation of the Company's business.

              6.4 Conduct of Business in the Ordinary Course. Neither TouchStone, on the one hand, nor Sellers, on the other hand, shall permit to be done any act which would result in the breach of any of the covenants of such party contained herein or which would cause the representations and warranties of such party contained herein to become untrue or inaccurate in any material respect as of any date subsequent to the date hereof. Without limiting the generality of the foregoing, except as may be contemplated by this Agreement, TouchStone, on the one hand, and Sellers, on the other hand, shall take all necessary actions to cause TouchStone or the Company, as the case may be, to (i) operate its business diligently in the ordinary course of business as an ongoing concern, and will use reasonable efforts to preserve in all material respects its organization and operations at current levels, retain the services of its current employees, and preserve its relationships with its suppliers and customers and others having business relationships with it; (ii) maintain in good operating condition, ordinary wear and tear excepted, all of its assets and properties which are in such condition as of the date hereof; (iii) maintain its books, accounts and records in the usual, regular and ordinary manner, on a basis consistent with past practice in recent periods; (iv) refrain from entering into any contract, agreement, sales order, lease, capital expenditure or other commitment of a value in excess of $1,000 (other than purchases of raw materials and sales of inventory in the ordinary course of business), or from modifying, amending, canceling or terminating any of such contracts, agreements, leases or other commitments presently in force, except as expressly contemplated by this Agreement, without the prior approval of the other (which approval shall not be unreasonably withheld and which may be verbal to be followed by written confirmation); (v) refrain from paying any bonus to any employee, officer or director, and from declaring or paying any dividend, or making any other distribution in respect of, or from redeeming, any capital stock; (except that the Company may make an appropriate "S" dividend to the Sellers in any amount equal to their tax liability for taxable income generated by the Company through the date of the Closing); and (vi) refrain from issuing any capital stock or other securities convertible into capital stock.

              6.5 Consents. Each of the parties shall use its reasonable efforts to obtain any and all necessary permits, approvals, qualifications, consents or authorizations from third parties and governmental authorities which are required to be obtained prior to the Closing, and shall use its reasonable efforts to make or complete all filings, proceedings and waiting periods required to be made or completed prior to the Closing.

              6.6 No Equitable Conversion. Prior to the Closing, neither the execution of this Agreement nor the performance of any provision contained herein shall cause either TouchStone, on the one hand, or the Company or any of the Sellers, on the other hand, to be or become liable for or in respect of the operations or business of the other, for the cost of any labor or materials furnished to or purchased by the other, for compliance with any laws, requirements or regulations of, or taxes, assessments or other charges now or hereafter due to, any governmental authority, or for any other charges or expenses whatsoever pertaining to the conduct of the business or the ownership, title, possession, use or occupancy of the property of the other, and each hereby agrees to indemnify and hold the other harmless from any such liability.

              6.7 Standstill Agreements. Prior to the Closing, neither party shall initiate, directly or indirectly, any possible business combination, sale of assets or stock, or other transaction which is inconsistent with the transactions contemplated thereby. Notwithstanding the foregoing, TouchStone may respond to third party inquiries if, in the reasonable opinion of TouchStone's Board of Directors, such response is required in furtherance of the fiduciary duties imposed upon the directors of TouchStone under applicable law, in which event TouchStone shall pay or reimburse Sellers for the payment of, up to $115,000 of expenses reasonably incurred by Sellers in connection with the transactions contemplated hereby. In the event that the Closing contemplated hereby does not occur for any reason whatsoever, then for a period of two (2) full years from the date of such termination, neither party shall, directly or indirectly, except as may expressly be permitted in writing by the other party:
(i) acquire or agree, offer, seek or propose to acquire, or cause to be acquired, ownership of any of the assets or businesses or voting securities of the other party, or any other rights or options to acquire any such ownership (including from a third party); (ii) seek or propose to influence or control the management or policies of the other party; or (iii) enter into any discussions, negotiations, arrangements or understandings with any third party with respect to any of the foregoing.

              6.8 Valuation Opinion. TouchStone may, but shall not be obligated to, obtain on or before March 5, 1999, at its sole cost and expense, a third-party opinion as to value of the Company. Should such opinion not be reasonably acceptable to TouchStone, TouchStone shall be entitled to terminate this Agreement and the transactions contemplated hereby, in which event TouchStone shall pay or reimburse Sellers for the payment of, up to $115,000 of expenses reasonably incurred by Sellers in connection with the transactions contemplated hereby.

         7.  CONDITIONS TO THE OBLIGATIONS OF THE PARTIES

         The respective obligations of the parties hereto to consummate the transactions contemplated hereby shall be subject to the fulfillment or written waiver, at or prior to the Closing, of the following conditions:

              7.1 Regulatory Approvals. There shall have been obtained any and all permits, approvals and qualifications of, and there shall have been made or completed all filings, proceedings and waiting periods, required by any governmental body, agency or regulatory authority which, in the reasonable opinion of counsel to TouchStone and counsel to Sellers, are required for the consummation of the transactions contemplated hereby.

              7.2 No Action or Proceeding. No claim, action, suit, investigation or other proceeding shall be pending or threatened before any court or governmental agency which presents a substantial risk of the restraint or prohibition of the transactions contemplated by this Agreement or the obtaining of material damages or other relief in connection therewith.

              7.3 Obligations of TouchStone. The obligation of TouchStone hereunder to consummate the transactions contemplated by this Agreement are expressly subject to the satisfaction of each of the further conditions set forth below, any or all of which may be waived by TouchStone in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by TouchStone of any other condition or of any of its rights or remedies, at law or in equity, if any of the Sellers shall be in default or breach of any of any of the representations, warranties or covenants of Sellers under this Agreement:

                  (a) Sellers shall have performed the agreements and covenants required to be performed by Sellers under this Agreement prior to the Closing in all material respects, there shall have been no material adverse change in the condition (financial or otherwise), assets, liabilities, earnings, business or prospects of the Company since the date hereof, and the representations and warranties of Sellers contained herein shall, except as contemplated or permitted by this Agreement or as qualified in a writing dated as of the date of the Closing delivered by the Company to TouchStone with the approval of TouchStone indicated thereon (which writing is to be attached hereto as Exhibit C, be true in all material respects on and as of the Closing Date as if made on and as of such date, and TouchStone shall have received certificates, dated as of the Closing Date, signed by each Seller, reasonably satisfactory to TouchStone and its counsel, to such effect; and

                  (b) If TouchStone shall have obtained a third-party opinion as to value of the Company as contemplated by Section 6.8 above, such opinion shall be reasonably acceptable to TouchStone.

              7.4 Obligations of Sellers. The obligation of Sellers hereunder to consummate the transactions contemplated by this Agreement are expressly subject to the satisfaction of each of the further conditions set forth below, any or all of which may be waived, in whole or in part, by Sellers, without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Sellers of any other condition or of any of their rights or remedies, at law or in equity, if

TouchStone shall be in default or breach of any of its representations, warranties or covenants under this Agreement:

                  (a) TouchStone shall have performed the agreements and covenants required to be performed by TouchStone under this Agreement prior to the Closing in all material respects, and the representations and warranties of TouchStone contained herein shall, except as contemplated or permitted by this Agreement or as qualified in a writing dated as of the date of the Closing delivered by TouchStone to Sellers with the approval of Sellers indicated thereon (which writing is to be attached hereto as Exhibit D), be true in all material respects on and as of the date of Closing as if made on and as of such date, and TouchStone shall have provided Sellers with a certificate, dated as of the date of Closing, signed by the Corporate Secretary of TouchStone, reasonably satisfactory to Sellers and their counsel, to such effect.

                  (b) TouchStone shall have provided Sellers with certified copies of resolutions (certified as of the Closing Date as being in full force and effect by the Corporate Secretary of TouchStone) duly adopted by the Board of Directors of TouchStone authorizing the making and performance by TouchStone of this Agreement.

                  (c) TouchStone shall have entered into mutually acceptable agreements with Pierre Narath and Jason Raza, effective as of the Closing Date, setting forth the terms and conditions upon which Messrs. Narath and Raza will be employed by the Company following the Closing Date.

                  (d) TouchStone shall have entered into a mutually acceptable agreement with each of the Sellers pertaining to the rights of the Sellers to request that TouchStone register the Shares for subsequent transfer by Sellers under the Securities Act of 1933, as amended.

                  (e) Lawrence Savings Bank (the "Bank") shall have consented to the change in ownership of the Company, released the Shares from the pledge thereof made by Sellers to and for the benefit of the Bank, and canceled the personal guarantees of Pierre Narath and his wife and Jason Raza of any and all indebtedness of the Company to the Bank, all in form and substance reasonably satisfactory to Sellers.

         8.  ADDITIONAL AGREEMENTS OF THE PARTIES

              8.1  Taxes and Expenses.

                  (a) Except as otherwise provided in Section 6.7 above or in subsections 8.1(b) and (c) immediately below, each of Sellers, on the one hand, and TouchStone, on the other hand, shall pay all of their own respective taxes, attorneys' fees and other costs and expenses payable in connection with or as a result of the transactions contemplated hereby and the performance and compliance with all agreements and conditions contained in this Agreement respectively to be performed or observed by each of them.

                  (b) Sellers shall pay any and all income taxes which become due on account of the sale and transfer of the Shares to TouchStone, and TouchStone shall pay all sales and use taxes, if any, which become due on account of the sale of the Shares to TouchStone, each party reserving the right to contest any assessment of taxes as a consequence of the sale and transfer of the Shares to TouchStone.

                  (c) The Company shall pay or reimburse Sellers for the payment of up to $115,000 of the legal fees, costs of obtaining an audit, by an independent certified public accounting firm reasonably acceptable to TouchStone, of the financial statements of the Company as of December 31, 1998 and for the two years then ended, and other out-of-pocket costs and expenses incurred by or on behalf of Sellers in connection with the execution, delivery and/or closing of the transactions contemplated by this Agreement.

              8.2  Expiration of Representations and Warranties.

                  (a) The representations and warranties of the parties contained herein and in any other document or instrument delivered by or on behalf of any of the parties pursuant hereto, as such may be qualified in Exhibits C and/or D hereto, as the case may be, shall survive the Closing and any investigations made by or on behalf of the other party made prior to the Closing, and shall remain in full force and effect for a period of one (1) full year from the date of the Closing (the "Indemnity Period"), and thereupon expire.

                  (b) Nothing contained in Section 8.2(a) shall in any way affect any obligations of any party under this Agreement that are to be performed, in whole or in part, after the Closing, nor shall it prevent or preclude either party from pursuing any and all available remedies at law or in equity for actual fraud in the event that, prior to the Closing, either had actual knowledge of any material breach of any of their respective representations and warranties herein but failed to disclose to or actively concealed such knowledge from the other party prior to the Closing. After expiration of the Indemnity Period, each party's sole recourse shall be for claims of actual fraud.

              8.3  Indemnification.

                  (a) Sellers hereby jointly and severally agree to indemnify and hold TouchStone and the Company, and each officer, director, shareholder, agent and employee of TouchStone, harmless with respect to any and all claims, losses, damages, obligations, liabilities and expenses, including without limitation reasonable legal and other costs and expenses of investigating and defending any actions or threatened actions, which any of them may incur or suffer following the Closing in respect or by reason of (i) any liabilities or obligations of the Company existing as of the Closing of the type referred to in
Section 4.6 above that were not disclosed to TouchStone prior to the Closing, and (ii) any breach of any of the representations and warranties of Sellers contained herein.

                  (b) TouchStone hereby agrees to indemnify and hold each of the Sellers harmless with respect to any and all claims, losses, damages, obligations, liabilities and expenses, including without limitation reasonable legal and other costs and expenses of investigating and defending any actions or threatened actions, which any of them may incur or suffer following the Closing by reason of (i) the status of Pierre Narath, who currently is a member of TouchStone's Board of Directors and serves as its President and Chief Executive Officer, as an "interested party" to the transactions contemplated hereby, and
(ii) any breach of any of the representations and warranties of TouchStone contained herein.

                  (c) Whenever any claim shall arise for indemnification hereunder, the party seeking indemnification shall give written notice to the other of its claim for indemnification prior to the expiration of the Indemnity Period, which notice shall set forth the amount involved in the claim for indemnification and contain a reasonably thorough description of the facts constituting the basis of such claim. Resolution of such claim for indemnification shall be determined in accordance with the procedures specified in Section 8.4 below.

                  (d) If a third party claim is asserted which would likely result in a claim for indemnification hereunder, each party shall, with reasonable promptness, provide the other with notice of any such claim, make available to the other all information within the knowledge or control of the party seeking indemnification which reasonably might be deemed relevant and material to the defense of any such claim, and otherwise cooperate with the other in the defense of the claim. Neither party shall settle or compromise any such claim without the prior written consent of the other unless (i) suit shall have been instituted against the party seeking indemnification and the other party shall have failed, after reasonable notice of institution of the suit, to take control of such suit as provided below, or (ii) the settlement or compromise by the indemnifying party involves only the payment of money damages and does not impose an injunction or other equitable relief on the indemnified party. If the party from whom indemnification is sought admits in writing that it will be liable to the other with respect to the full amount and as to all material elements of a third party claim alleging damages, up to the maximum amount for which such party may be liable under this Section 8.3, should the third party prevail in such suit, then the party from whom indemnification is being sought shall have the right to assume full control of the defense of such claim, and the other party shall be entitled to participate in the defense of such claim only with the consent of the party from whom indemnification is being sought, which consent shall not unreasonably be withheld or delayed. As to any third party claim alleging damages in excess of the maximum amount for which a party may be liable under this Section 8.3, the party seeking indemnification shall have and retain the right to control the defense of such claim, and the other party shall be entitled to participate in the defense of such claim only with the consent of the party seeking indemnification, which consent shall not unreasonably be withheld or delayed.

                  (e) Except as otherwise expressly provided below in this subsection 8.3(e), (i) Sellers shall have no obligation to indemnify TouchStone and the Company under the provisions of Section 8.3(a) above unless and until the aggregate amount as to which TouchStone and the Company seek indemnification exceeds $200,000, and then only to the extent of such excess, (ii) the maximum liability of either Seller in respect of each and any claim for indemnification hereunder shall be equal to such Seller's proportionate shares of such claim (based upon each Seller's current ownership of the Company's capital stock), and
(iii) in no event shall the maximum aggregate liability of either Seller as a consequence of any one or more breach or breaches of one or more of the representations and warranties of Sellers contained herein exceed the following respective aggregate amounts:

                      Pierre A. Narath          $ 2,400,000
                      Jason Raza                $   600,000

In the case of actual fraud, TouchStone may, in addition to the foregoing right of indemnification, pursue any and all legal and equitable remedies it may have against any and all of the Sellers.

                  (f) In the event that Sellers, or either of them, become obligated to indemnify TouchStone and/or the Company pursuant to the provisions of this Section 8.3, the amount of such obligation may be satisfied, in whole or in part, at the sole option of the Seller or Sellers in question, by the delivery and surrender for cancellation of Shares, with the $1.00 of such indemnification obligation to be deemed satisfied for each Share so delivered and surrendered for cancellation.

                  (g) TouchStone shall have the right to offset and deduct from any amounts remaining to be paid by TouchStone to any of the Sellers hereunder, or otherwise, the amount of an claim for indemnification if and when, and only if and when, the amount of such claim (subject to Section 8.3(e) hereof) has been agreed upon by the parties in writing or determined by mediation or litigation as provided in Section 8.4 below.

              8.4 Dispute Resolution. Any dispute arising out of or relating to this Agreement shall be resolved in accordance with the following procedures:

                  (a) The parties shall first attempt in good faith to resolve any claim or controversy arising out of or relating to the execution, interpretation and performance of this Agreement (including the validity, scope and enforceability of these dispute resolution provisions) promptly by negotiations between executives who have authority to settle the controversy. Any party may give the other party written notice of any dispute not resolved in the ordinary course of business (the "Notice"), which shall set forth a statement of such party's position and a summary of the arguments supporting that position, together with the name and title of the executive who will represent the such party at the negotiations to be held as provided herein below, identifying any other person who will accompany the named executive. Within thirty (30) days from the receipt of such Notice, the receiving party shall submit to the other a written response setting forth a statement of the responding party's position and a summary of the arguments supporting that position, together with the name and title of the executive who will represent the responding party and any other person who will accompany the named executive. Within thirty (30) days after receipt of the responsive notice, executives of both parties shall meet at a mutually acceptable time and place, and thereafter as often as they deem necessary, and shall use their respective best efforts to attempt in good faith to agree upon a mutually acceptable resolution of the dispute, in which case the parties shall promptly prepare and sign a memorandum setting forth such agreement. All reasonable requests for information made by one party to the other will be honored. All negotiations pursuant hereto shall be confidential and shall be treated as compromise and settlement negotiations for purposes of applicable rules of evidence.

                  (b) Any dispute which has not been resolved by the non-binding procedure specified in Section 8.4(a) above within ninety (90) days of receipt of the Notice, unless otherwise agreed by the parties, shall be submitted to binding arbitration in accordance with the American Arbitration Rules in effect on the date of this Agreement, by a single arbitrator and judgment upon the award rendered by the arbitrator shall be entered by any court having jurisdiction thereof. Each of the parties shall have the right to utilize the discovery procedures authorized by the California Code of Civil Procedure. The place of arbitration shall be Orange County, California. The arbitrator is not empowered to award damages in excess of compensatory damages, and each party hereby irrevocably waives any right to recover such damages, except for the recovery of certain fees and costs if and to the extent provided for in Section
8.1 hereof.

                  (c) The prevailing party in any mediation or arbitration under
Section 8.4(b) hereof shall be entitled to recover the amount of any and all fees and costs (including reasonable attorney's fees) incurred by the prevailing party if and to the extent that the amount awarded to such party in such mediation/arbitration (excluding the recovery of fees and costs) exceeds the last written offer in settlement given by the other party thereto.

                  (d) Notwithstanding anything to the contrary herein above, the parties agree that a breach of Sections 6.1 and/or 6.7 hereof would cause substantial harm to the non-breaching party for which damages would not be a fully adequate remedy and, therefore, that the non-breaching party shall have the right to obtain injunctive relief.

              8.5 Annual Meeting of TouchStone Stockholders.

                  (a) At the Annual Meeting of the stockholders of TouchStone to be held as soon as practicable following the Closing, and in all events on or before July 31, 1999, the stockholders of TouchStone will be asked, among other things, to approve the issuance of an aggregate of 3,350,000 shares of TouchStone Common Stock to the Sellers pursuant to the provisions of subsection 2(b)(i) above.

                  (b) It is understood and agreed that TouchStone shall prepare the proxy statement and any other materials to be furnished to the stockholders of TouchStone in connection with the Annual Meeting (the "Proxy Statement"), and that Sellers shall furnish, and cause the Company to furnish, to TouchStone for inclusion in the Proxy Statement, all such information relating to the Company and each of the Sellers as TouchStone or its counsel reasonably requests, including without limitation audited financial statements of the Company and its predecessor operations for each of the two years in the two year period ended December 31, 1998. As promptly thereafter as is practicable, TouchStone shall file the Proxy Statement with the SEC and shall use all reasonable efforts to respond to any comments of the SEC staff and to obtain clearance from the SEC to mail the Proxy Statement as promptly as practicable. TouchStone agrees to provide to Sellers the opportunity to review and comment on each form of the Proxy Statement within a reasonable time before filing, and each responsive correspondence to be sent to the SEC, and agrees not to file any such documents without Sellers' consent. TouchStone shall (i) include in each form of the Proxy Statement information relating to Sellers and the Company only as authorized by Sellers, and (ii) promptly provide to Sellers copies of all correspondence received from the SEC with respect to each form of the Proxy Statement and copies of all responsive correspondence to the SEC. TouchStone agrees to notify Sellers of any stop orders or threatened stop orders with respect to the Proxy Statement. The Proxy Statement may be filed with the SEC as confidential preliminary proxy material under Regulation 14A of the Exchange Act.

                  (c) TouchStone shall not furnish to the stockholders of TouchStone any proxy materials relating to the transaction contemplated hereby except the Proxy Statement. TouchStone shall mail to the stockholders of TouchStone (i) the Proxy Statement, as promptly as practicable after clearance thereof by the SEC (the date of such mailing hereinafter being referred to as the "Mailing

Date"), (ii) any supplemental or amended Proxy Statement, as promptly as practicable after receipt thereof, and (iii) such other supplementary proxy materials as may be necessary, in light of the circumstances arising after the mailing of the Proxy Statement, to make the Proxy Statement, as theretofore supplemented or amended, complete and correct. The Proxy Statement and all amendments and supplements thereto shall comply with applicable law and shall be in form and substance satisfactory to TouchStone and Sellers.

                  (d) TouchStone and Sellers each shall advise the other if, at any time before the Mailing Date of the Proxy Statement or the date of the Annual Meeting, the Proxy Statement contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading. In such event, TouchStone or Sellers, as the case may be, shall provide the other with the information needed to correct such misstatement or omission.

                  (e) In the event that the Annual Meeting has not been held by July 31, 1999, for any reason whatsoever, Sellers shall have the right, but not the obligation, to jointly request that the balance of the Purchase Price payable as provided in subsection 2(b) above be paid within two (2) business days of the receipt of such request by TouchStone. In such event, TouchStone shall have the right to pay the balance of the Purchase Price payable as provided in subsection 2(b) above either in shares of TouchStone Common Stock as provided in subsection 2(b)(i) or in cash as provided in subsection 2(b)(ii), it being understood and acknowledged by Sellers that the continued listing of the TouchStone Common Stock on The Nasdaq National Market may be jeopardized in the event that TouchStone elects to pay the balance of the Purchase Price through the delivery of shares of TouchStone Common Stock as provided in subsection 2(b)(i) above. As security for the obligation of TouchStone to pay the balance of the Purchase Price to Sellers, TouchStone shall deposit $2,000,000 into an interest-bearing escrow account to be established at Southern California Bank (on such bank's standard terms and conditions) upon consummation of the Merger, with the costs of such escrow to be borne and paid by TouchStone. In the event that the balance of the Purchase Price is paid by TouchStone in shares of TouchStone Common Stock, TouchStone shall be entitled to receive and retain, in addition to the principal sum so deposited, any and all interest earned thereon. In the event that the balance of the Purchase Price is paid by TouchStone through the issuance and delivery of cash, Sellers shall be entitled to receive and retain, in addition to the principal sum so deposited, any and all interest earned thereon (subject, in all events, to the provisions of Section 8.3 above).

                  (f) In the event that (i) the Market price for a share of TouchStone Common Stock has exceeded $1.00 at any time between the date hereof and the date of the Annual Meeting, and (ii) the stockholders of TouchStone fail to approve at the Annual Meeting the issuance and delivery of the TouchStone Common Stock as payment of the balance of the Purchase Price, Sellers shall nevertheless have the right, but not the obligation, to jointly request that the balance of the Purchase Price be paid in Shares of TouchStone Common Stock pursuant to subsection 2(b)(i) above, it being understood and acknowledged by Sellers that the continued listing of the TouchStone Common Stock on The Nasdaq National Market might thereby be jeopardized.

              8.6 Certain Corporate Matters.

                  (a) The Surviving Corporation shall be a Delaware corporation. Immediately prior to the Merger, TouchStone will contribute to the capital of the Surviving Corporation all of the assets, subject to the liabilities, of TouchStone's current personal computer diagnostic software business. Following the Merger, the Surviving Corporation will conduct both the business and activities formerly conducted by the Company and the diagnostic software business formerly conducted directly by TouchStone, as a wholly-owned subsidiary of TouchStone. As a consequence of the Merger, the corporate name of the Surviving Corporation shall be changed to "Unicore Software, Inc."

                  (b) It is the understanding of the parties that the corporate headquarters of the Surviving Corporation will be located in Massachusetts, initially at the current corporate headquarters of the Company, until changed by the Board of Directors of the Surviving Corporation. Following the Merger, there will be (3) directors of the Surviving Corporation (until changed in accordance with applicable law and the Certificates of Incorporation and bylaws of the Surviving Corporation), who shall be: Pierre A. Narath, Larry Dingus and Ron Maas. Mr. Narath shall serve as the President and Chief Executive Officer of the Surviving Corporation, and Jason Raza shall serve as a Vice President of the Surviving Corporation.

                  (c) Following the Merger, until changed in accordance with applicable law and the Certificate of Incorporation and bylaws of TouchStone, the number of authorized members of the Board of Directors of TouchStone will continue to be five (5), to include the five individuals to be elected at the Annual Meeting (it being understood that it is the current intention of the Board of Directors of TouchStone to nominate each of the four current members of the TouchStone Board of Directors for re-election at the Annual Meeting, there currently being a vacancy on the TouchStone Board of Directors), Messrs. Narath and Raza will serve as the President and Chief Executive Officer and as a Vice President, respectively of, TouchStone pursuant to the terms of their employment agreements, and the corporate offices of TouchStone will remain in California.

         9.  MISCELLANEOUS

              9.1 Other Documents. Each of the parties hereto shall execute and deliver such other and further documents and instruments, and take such other and further actions, as may be reasonably requested of them for the implementation and consummation of this Agreement and the transactions herein contemplated.

              9.2 Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto, the heirs, personal representatives, successors and assigns of Seller and of TouchStone, but shall not confer, expressly or by implication, any rights or remedies upon any other party.

              9.3 Governing Law. This Agreement is made and shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of California.

              9.4 Notices. All notices, requests or demands and other communications hereunder must be in writing and shall be deemed to have been duly made if personally delivered or two days after mailed, postage prepaid, to the parties as follows:

              (a) If to Sellers, in care of:     Pierre A. Narath
                                                 c/o Unicore Software, Inc.
                                                 1538 Turnpike Street
                                                 North Andover, MA 01845

                  With a copy to:                Mark E. Tully, Esq.
                                                 Devine, Millimet & Branch, P.A.
                                                 12 Essex Street
                                                 Andover, MA 01810

              (b) If to TouchStone, to:          Ron Maas
                                                 TouchStone Software Corporation
                                                 2124 Main Street
                                                 Huntington Beach, CA 92648

Any party hereto may change its address by written notice to the other party given in accordance with this Section 9.4.

              9.5 Entire Agreement. This Agreement, together with the exhibits attached hereto, contains the entire agreement between the parties and supersede all prior agreements, understandings and writings between the parties with respect to the subject matter hereof and thereof, including without limitation the Term Sheet dated January 7, 1999. Each party hereto acknowledges that no representations, inducements, promises or agreements, oral or otherwise, have been made by any party, or anyone acting with authority on behalf of any party, which are not embodied herein or in an exhibit hereto, and that no other agreement, statement or promise may be relied upon or shall be valid or binding. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally. This Agreement may be amended or any term hereof may be changed, waived, discharged or terminated by an agreement in writing signed by each of the Sellers and by TouchStone.

              9.6 Headings. The captions and headings used herein are for convenience only and shall not be construed as a part of this Agreement.

              9.7 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which taken together shall constitute but one and the same document.

         IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.

                                            TOUCHSTONE SOFTWARE CORPORATION



                                            By:
                                               ---------------------------------


---------------------------------
Pierre A. Narath, as the owner of 80 Shares

Mr. Narath is to receive $1,005,000 in
cash at Closing, pursuant to the
provisions of Section 2(a), and either
2,680,000 shares of TouchStone Common
Stock pursuant to the provisions of
Section 2(b)(i) or an additional
$2,680,000 in cash pursuant to Section
2(b)(ii)





---------------------------------
Jason Raza, as the owner of 20 Shares

Mr. Raza is to receive $200,000 in cash
at Closing, pursuant to the provisions
of Section 2(a), and either 670,000
shares of TouchStone Common Stock
pursuant to the provisions of Section
2(b)(i) or an additional $670,000 in
cash pursuant to Section 2(b)(ii)

                                INDEX TO EXHIBITS


     Name of Exhibit                                            Exhibit No.
     ---------------                                            -----------
Agreement and Plan of Merger                                         A

Financial Statements                                                 B

Sellers' Closing exceptions                                          C

TouchStone's Closing exceptions                                      D